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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT



         We consent to the incorporation by reference in this Registration Statement of The Coastal Corporation on Form S-3 of our report dated February 4, 1999, appearing in the Annual Report on Form 10-K of The Coastal Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Houston, Texas



December 22, 1999